FIRST AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the ETF distribution agreement (the “Agreement”) dated as of September 30, 2021, by and between Listed Funds Trust (“Trust”) and Foreside Fund Services, LLC (together with Trust, the “Parties”) is effective as of December 13, 2021.

WHEREAS, the Parties desire to amend Exhibit A to the Agreement; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

LISTED FUNDS TRUST	FORESIDE FUND SERVICES, LLC

By: /s/ Gregory C. Bakken	By: /s/ Mark Fairbanks
Name: Gregory C. Bakken, President	Name: Mark Fairbanks, Vice President
Date: December 13, 2021	Date: December 13, 2021

EXHIBIT A

As of December 13, 2021

Roundhill BITKRAFT Esports & Digital Entertainment ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Small Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Municipal Bond ETF
TrueShares Technology, AI & Deep Learning ETF
TrueShares ESG Active Opportunities ETF
Roundhill Sports Betting & iGaming ETF
TrueShares Structured Outcome July ETF
TrueShares Structured Outcome August ETF
TrueShares Structured Outcome September ETF
TrueShares Structured Outcome October ETF
TrueShares Structured Outcome November ETF
TrueShares Structured Outcome December ETF
TrueShares Structured Outcome January ETF
TrueShares Structured Outcome February ETF
TrueShares Structured Outcome March ETF
TrueShares Structured Outcome April ETF
TrueShares Structured Outcome May ETF
TrueShares Structured Outcome June ETF
Horizon Kinetics Inflation Beneficiaries ETF
Changebridge Capital Long Short Equity ETF
Changebridge Capital Sustainable Equity ETF
Overlay Shares Hedged Large Cap Equity ETF
Overlay Shares Short-Term Bond ETF
Cabot Growth ETF
Morgan Creek - Exos SPAC Originated ETF
Swan Hedged Equity US Large Cap ETF
Roundhill Streaming Services & Technology ETF
Roundhill MVP ETF
TrueShares Low Volatility Equity Income ETF
TrueShares NASDAQ 100 Structured Outcome January ETF
TrueShares NASDAQ 100 Structured Outcome April ETF
TrueShares NASDAQ 100 Structured Outcome July ETF
TrueShares NASDAQ 100 Structured Outcome October ETF
TrueShares Russell 2000 Structured Outcome January ETF
TrueShares Russell 2000 Structured Outcome April ETF
TrueShares Russell 2000 Structured Outcome July ETF

TrueShares Russell 2000 Structured Outcome October ETF
Roundhill Ball Metaverse ETF
Alexis Practical Tactical ETF
Skyrocket Real Estate Cloud and Technology ETF
Skyrocket US Durable Real Estate Owner ETF
Spear Alpha ETF
Roundhill IO Digital Infrastructure ETF
Roundhill Cannabis ETF
Roundhill MEME ETF
Roundhill Digital Payments ETF
Roundhill Ecommerce ETF
Alpha Intelligent – Large Cap Growth ETF
Alpha Intelligent – Large Cap Value ETF
Alpha Intelligent – Mid Cap Growth ETF
Alpha Intelligent – Mid Cap Value ETF
Alpha Intelligent – Small Cap Growth ETF
Alpha Intelligent – Small Cap Value ETF
B.A.D. ETF
Grizzle Growth ETF
RiverNorth Volition America Patriot ETF
Morgan Creek-Exos Active SPAC Arbitrage ETF
Preferred-Plus ETF
Dividend Performers ETF